                                                                                              Exhibit 12

STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
($ amounts in millions)
Years Ended December 31, 2003, 2002, 2001, 2000 and 1999

                                                                2003      2002      2001     2000      1999
                                                             --------- --------- --------- --------- ---------

Income (loss) from continuing operations before income
  taxes and minority interest                                 $ (10.2)  $(184.5)  $(245.3)  $ 172.5   $ 279.9

Less:  Equity in earnings (losses) of affiliates                 (0.1)      5.9       8.2       7.4       4.7
       Equity in earnings (losses) of venture capital
         partnership investments                                 36.2     (59.3)    (84.5)    277.3     139.9

Add:   Distributed earnings of affiliates                         1.2       4.6       6.9       5.6       4.5
       Distributed earnings of venture capital partnership
         investments                                             31.8      14.2      30.5     222.4      84.0
                                                             --------- --------- --------- --------- ---------

Income (loss) from continuing operations before income
  taxes, minority interest and equity in undistributed
  earnings of affiliates and venture capital partnership
  investments                                                 $ (13.3)  $(112.3)  $(131.6)  $ 115.8   $ 223.8
                                                             ========= ========= ========= ========= =========

Fixed Charges:
  Interest expense on indebtedness (1)                         $  39.6   $  31.4   $  27.3   $  32.7   $  34.0
  Stock purchase contract adjustment payments                     8.2       1.0       0.0       0.0       0.0
  Rental expense                                                  2.6       2.7       2.7       2.7       3.1
                                                             --------- --------- --------- --------- ---------
Total fixed charges                                           $  50.4   $  35.1   $  30.0   $  35.4   $  37.1
                                                             ========= ========= ========= ========= =========

Income (loss) from continuing operations before income
  taxes, minority interest, equity in undistributed
  earnings of affiliates and venture capital partnership
  investments and fixed charges                               $  37.1   $ (77.2)  $(101.6)  $ 151.2   $ 260.9
                                                             ========= ========= ========= ========= =========

Ratio of earnings to fixed charges                                0.7       -         -         4.3       7.0
                                                             ========= ========= ========= ========= =========

Additional earnings required to achieve 1:1 ratio
  coverage                                                    $  13.3   $ 112.3   $ 131.6       -         -
                                                             ========= ========= ========= ========= =========

SUPPLEMENTAL RATIO - ratio of earnings to fixed
charges inclusive of interest credited on
policyholder contract balances:

Income (loss) from continuing operations before
  income taxes, minority interest and equity in
  undistributed earnings of affiliates and venture
  capital partnership investments                             $ (13.3)  $(112.3)  $(131.6)  $ 115.8   $ 223.8
                                                             ========= ========= ========= ========= =========

Fixed Charges:
  Total fixed charges, as above                               $  50.4   $  35.1   $  30.0   $  35.4   $  37.1
  Interest credited on policyholder contract balances           207.9     181.4     133.2     109.5     105.6
                                                             --------- --------- --------- --------- ---------
Total fixed charges, inclusive of interest credited
  on policyholder contract balances                           $ 258.3   $ 216.5   $ 163.2   $ 144.9   $ 142.7
                                                             ========= ========= ========= ========= =========

Adjusted income from continuing operations before
  income taxes, minority interest and equity in
  undistributed earnings of affiliates and venture
  capital partnership investments plus fixed charges,
  inclusive of interest credited on policyholder
  contract balances                                           $ 245.0   $ 104.2    $ 31.6   $ 260.7   $ 366.5
                                                             ========= ========= ========= ========= =========

Ratio of earnings to fixed charges including interest
credited on policyholder contract balances                        0.9       0.5       0.2       1.8       2.6
                                                             ========= ========= ========= ========= =========

Additional earnings required to achieve 1:1 ratio
coverage                                                      $  13.3   $ 112.3   $ 131.6       -         -
                                                             ========= ========= ========= ========= =========

(1) Interest expense on collateralized obligations is not included as these are non-recourse liabilities to
Phoenix and the interest expense is solely funded by assets pledged as collateral consolidated on our balance sheet.